UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2017
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On March 8, 2017, Post Holdings, Inc. (the “Company”) completed the redemption of all of its outstanding 7.375% Senior Notes due 2022 (the “7.375% Notes”) and all of its outstanding 6.75% Senior Notes due 2021 (the “6.75% Notes”).

The 7.375% Notes were governed by that certain Indenture, dated as of February 3, 2012, among the Company, each of the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee. The 7.375% Notes were redeemed for a redemption price of 103.688% of the principal amount thereof, plus 21 days of accrued and unpaid interest from February 15, 2017 to, but excluding, the March 8, 2017 redemption date. The aggregate principal amount of the 7.375% Notes redeemed was $132,967,000.

The 6.75% Notes were governed by that certain Indenture, dated as of November 18, 2013, among the Company, each of the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee. The 6.75% Notes were redeemed for a redemption price of 107.205% of the principal amount thereof, plus 97 days of accrued and unpaid interest from December 1, 2016 to, but excluding, the March 8, 2017 redemption date. The aggregate principal amount of the 6.75% Notes redeemed was $875,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 8, 2017	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	SVP, General Counsel & Chief Administrative Officer, Secretary

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